Exhibit 10.4

Execution Version

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT AND ASSUMPTION AGREEMENT

THIS AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of May 1, 2023, is made by and among Core Laboratories Inc., a Delaware corporation (the “New Parent Guarantor”), Core Laboratories (U.S.) Interests Holdings, Inc., a Texas corporation (the “Company”) and each of the holders of the Notes (as defined below) issued under the Note Purchase Agreement referred to below (collectively, the “Noteholders”), in connection with the Transaction (as hereinafter defined).

WITNESSETH:

WHEREAS, Core Laboratories, N.V., a Netherlands public company with limited liability (nammloze vennootschap) (the “Original Parent Guarantor”) is party to that certain Note Purchase Agreement, dated October 16, 2020, as amended by that certain First Amendment dated as of November 18, 2022 (as amended, supplemented or otherwise modified from time to time, the “Note Agreement”), among the Company, as Issuer, the Original Parent Guarantor and the purchasers listed on the Purchaser Schedule thereto (the “Purchasers”), pursuant to which the Company issued and sold $45,000,000 aggregate principal amount of its 4.09% Senior Notes Series A, due January 12, 2026 (the “Series A Notes”) and (ii) $15,000,000 aggregate principal amount of its 4.38% Senior Notes Series B due January 12, 2028 (the “Series B Notes,” together with the Series B Notes, the “Notes”) to the Purchasers; and

WHEREAS, the Original Parent Guarantor has guaranteed the Company’s obligations under the Note Agreement and the Notes pursuant to the terms of the Note Agreement (including, without limitation, the Parent Guaranty set forth therein); and

WHEREAS, the Original Parent Guarantor has effected a reorganization of its corporate structure, including a re-domestication of the Original Parent Guarantor from the Netherlands to the United States (the “Re-domestication”), as more specifically described in the Form S-4 Registration Statement of Core Laboratories Luxembourg S.A. filed with the Securities and Exchange Commission on January 17, 2023, as amended by the Amendment No. 1 to Form S-4 Registration Statement filed with the Securities and Exchange Commission on February 22, 2023 and the Amendment No. 2 to Form S-4 Registration Statement filed with the Securities and Exchange Commission on February 27, 2023 (as amended, the “S-4”); and

WHEREAS, to effect the Re-domestication, the Original Parent Guarantor and the New Parent Guarantor entered into that certain Common Terms of Cross-Border Merger dated as of January 16, 2023, pursuant to which the Original Parent Guarantor merged into the New Parent Guarantor, with the New Parent Guarantor being the surviving entity (such merger, as more specifically described in the S-4, the “Parent Merger” and, together with the Re-Domestication, the “Transaction”), effective as of the date hereof, and immediately thereafter, the New Parent Guarantor migrated out of Luxembourg and re-domesticated in the State of Delaware as Core Laboratories Inc., thereby becoming the new, ultimate parent company of the Company and the Subsidiary Guarantors; and

Core Laboratories Inc.	Amendment No. 2 to 2020 NPA and Assumption Agreement

WHEREAS, the New Parent Guarantor wishes to expressly assume and reaffirm all of the Original Parent Guarantor rights, duties, obligations and liabilities (including, without limitation, the Obligations) under and in respect of the Note Agreement and the other Note Documents;

WHEREAS, the New Parent Guarantor, as the surviving corporation of the Transaction, shall receive direct and indirect benefits by reason of the investments made by the Noteholders under the Note Agreement (which benefits are hereby acknowledged);

WHEREAS, the Note Agreement requires, as a condition to the Transaction, that the New Parent Guarantor execute and deliver this Agreement; and

WHEREAS, the Obligors and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the New Parent Guarantor, the Company and the Noteholders hereby agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings given them in the Note Agreement.

Section 2. Assumption and Amendments. Upon the consummation of the Transaction (the “Effective Time”):

(a) The New Parent Guarantor, as the surviving corporation of the Transaction, hereby unconditionally and expressly assumes, ratifies, confirms and agrees to perform and observe each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, duties and liabilities of the Original Parent Guarantor as the “Parent Guarantor” under the Note Agreement, any Note Documents that the Original Parent Guarantor is party thereto and under any documents, instruments or agreements executed and delivered or furnished, or to be executed and delivered or furnished, by the Original Parent Guarantor as “Parent Guarantor” in connection therewith, and to be bound by all waivers made by the Original Parent Guarantor as “Parent Guarantor” with respect to any matter set forth therein.

(b) All references to the “Parent” or “Parent Guarantor” in the Note Agreement, any Note Documents that the Original Parent Guarantor is party thereto or the Notes or any document, instrument or agreement executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to the New Parent Guarantor, except for references to the “Parent” or “Parent Guarantor” relating to its status prior to the consummation of the Transaction, which shall refer to the Original Parent Guarantor.

Core Laboratories Inc.	Amendment No. 2 to 2020 NPA and Assumption Agreement

(c) Amendments to Note Agreement. The following definitions in Schedule B of the Note Agreement are hereby amended and restated as follows:

“Dutch Note Party” means any Note Party that is organized under the laws of the Netherlands.

“Security Agreement” means (a) the Pledge and Security Agreement, dated as of the Amendment Effective Date, executed in favor of the Collateral Agent by each of the Note Parties, and (b) the Pledge Agreement, dated as of the Amendment Effective Date, executed in favor of the Collateral Agent by the Parent.

Section 3. Representations and Warranties. The New Parent Guarantor hereby represents and warrants that as of the date of this Agreement and the Effective Time:

(a) The New Parent Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification and good standing is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The New Parent Guarantor has the corporate power and authority to execute and deliver this Agreement and to perform the provisions hereof and of the Note Agreement. This Agreement has been has been duly authorized by all necessary corporate action on the part of the New Parent Guarantor.

(b) This Agreement has been duly executed and delivered by the New Parent Guarantor, and this Agreement and, as of the Effective Time, the Note Agreement constitute a legal, valid and binding obligation of the New Parent Guarantor enforceable against the New Parent Guarantor in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement and the performance by the New Parent Guarantor of this Agreement, the Note Agreement, or the Note Documents will not conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the Properties, assets or operations of the New Parent Guarantor or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the New Parent Guarantor or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of their respective Properties, assets or operations is subject (except for such conflicts, breaches, defaults, Repayment Events, Liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter or bylaws of the New Parent Guarantor or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Authority, except in the case of clause (ii) only, for any such violation that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such financing by the New Parent Guarantor or any of its Subsidiaries.

Core Laboratories Inc.	Amendment No. 2 to 2020 NPA and Assumption Agreement

(d) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution and delivery of this Agreement by the New Parent Guarantor and the performance by the New Parent Guarantor of this Agreement or the Note Agreement, in each case, except for consents, approvals, authorizations, registrations, filings and declarations which have been duly obtained, taken, given or made and are in full force and effect.

(e) Immediately before and after giving effect to the Transaction, no Default or Event of Default shall have occurred and be continuing.

(f) Each of the Parent Merger and the Re-domestication has occurred and is effective in accordance with the terms of the S-4 in all material respects.

(g) No Note Party nor any of its Affiliates has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any Indebtedness or permanently reduced any borrowing capacity, in each case, in favor of or for the benefit of any creditor of any Note Party, any Subsidiary or any Affiliate, in connection with the changes contemplated by or similar in nature to the changes in this Agreement.

Section 4. Conditions to Effectiveness. This Agreement shall become effective as of the date first written above (the “Effective Date”), provided that:

(a) executed counterparts of this Agreement, duly executed by each Note Party and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

(b) the Noteholders shall have received a fully executed copy of that certain Consent and Amendment No. 1 to Credit Agreement dated as of April 28, 2023, among the Original Parent Guarantor, the Company, each Subsidiary Guarantor, the lenders party to the Bank Credit Agreement, and Bank of America, N.A., in its role as administrative agent, swingline lender and collateral agent, in a form substantially similar to the form annexed hereto as Exhibit A;

(c) the Noteholders shall have received evidence satisfactory to them that the 2011 Note Purchase Agreement has been amended substantially as proposed in the form annexed hereto as Exhibit B;

(d) the Noteholders shall have received a copy of the resolutions of the Board of Directors of the New Parent Guarantor authorizing the execution, delivery and performance by the New Parent Guarantor of this Agreement, certified by its Secretary or an Assistant Secretary;

Core Laboratories Inc.	Amendment No. 2 to 2020 NPA and Assumption Agreement

(e) the representations and warranties of the New Parent Guarantor set forth in Section 3 hereof are true and correct on and with respect to the date hereof;

(f) the Noteholders shall have received a revised Schedule 3 to Pledge and Security Agreement as provided hereto as Exhibit C;

(g) the fees and expenses of Chapman and Cutler, LLP, counsel to the Noteholders, shall have been paid by the Company, in connection with the negotiation, preparation, approval, execution and delivery of this Agreement; and

(h) the Noteholders shall have received proper UCC financing statements, in form appropriate for filing under all jurisdictions that the Noteholders may deem necessary or reasonably desirable in order to perfect the Liens created under the Collateral Documents, covering the Collateral described in the Collateral Documents.

Section 5. Other Deliverables. No later than one Business Day after the Effective Date, the New Parent Guarantor shall deliver to the Noteholders an opinion of counsel to the New Parent Guarantor, in form and substance reasonably satisfactory to the Noteholders, with respect to matters concerning the valid existence, good standing of the New Parent Guarantor, the due authorization, execution and delivery of this Agreement and the enforceability of the Note Agreement, the Notes, any other Note Document and this Agreement.

Section 6. Notices. The New Parent Guarantor’s address for notices given under the Note Agreement is: 6316 Windfern Road, Houston, Texas 77040.

Section 7. Further Assurances. At any time and from time to time, upon any Noteholder’s request and at the sole expense of the New Parent Guarantor, the New Parent Guarantor will promptly execute and deliver any and all further instruments and documents and will take such further action as such Noteholder may reasonably deem necessary to effect the purposes of this Agreement.

Section 8. Amendment, Etc. No amendment or waiver of any provision of this Agreement shall be effective, unless the same be in writing and executed in accordance with the provisions of the Note Agreement.

Section 9. Binding Effect; Assignment. This Agreement shall be binding upon the New Parent Guarantor, and shall inure to the benefit of the Noteholders and their respective successors and assigns.

Section 10. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Core Laboratories Inc.	Amendment No. 2 to 2020 NPA and Assumption Agreement

Section 11. Non-Exclusive Jurisdiction. The New Parent Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent permitted by applicable law, the New Parent Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 12. Electronic Delivery. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the New Parent Guarantor or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to any document, the New Parent Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

Section 13. Ratification of each Subsidiary Guarantor. Each Subsidiary Guarantor acknowledges that its consent to this Agreement is not required, but each Subsidiary Guarantor nevertheless hereby agrees and consents to this Agreement and to the documents and agreements referred to herein. Each Subsidiary Guarantor agrees and acknowledges that (i) notwithstanding the effectiveness of this Agreement, the Parent Guaranty and each Subsidiary Guaranty (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time) shall remain in full force and effect without modification thereto, except as expressly set forth in this Agreement, and (ii) nothing herein shall in any way limit any of the terms or provisions of the Parent Guaranty or each Subsidiary Guaranty executed by the any Subsidiary Guarantor, respectively (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each Subsidiary Guarantor hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this section. Each Subsidiary Guarantor hereby further acknowledges that each Subsidiary Guarantor may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provisions of the Note Agreement without notice to or consent from any Guarantor and without affecting the validity or enforceability of the Parent Guaranty or any Subsidiary Guaranty (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time) giving rise to any reduction, limitation, impairment, discharge or termination of the Parent Guaranty or any Subsidiary Guaranty (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time).

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

CORE LABORATORIES INC., a Delaware corporation

By	/s/ Kevin Daniels
Name: Kevin Daniels
Title: Vice President, Treasurer and Chief Accounting Officer

CORE LABORATORIES (U.S.) INTERESTS HOLDINGS, INC., a Texas corporation

By	/s/ Kevin Daniels
Name: Kevin Daniels
Title: Chief Accounting Officer and Treasurer

[Signature Page to Amendment No. 2 to 2020 NPA and Assumption Agreement]

ACKNOWLEDGED AND ACCEPTED BY:

SAYBOLT LP

By: Core Laboratories LLC, its General Partner

By	/s/ Kevin Daniels
Name: Kevin Daniels
Title: Treasurer

OWEN OIL TOOLS LP

By: Core Laboratories LLC, its General Partner

By	/s/ Kevin Daniels
Name: Kevin Daniels
Title: Treasurer

CORE LABORATORIES LP

By: Core Laboratories LLC, its General Partner

By	/s/ Kevin Daniels
Name: Kevin Daniels
Title: Treasurer

CORE LABORATORIES HOLDINGS LLC

By	/s/ Kevin Daniels
Name: Kevin Daniels
Title: Treasurer

[Signature Page to Amendment No. 2 to 2020 NPA and Assumption Agreement]

CORE LABORATORIES LLC

By	/s/ Kevin Daniels
Name: Kevin Daniels
Title: Treasurer

CORE LABORATORIES CANADA LTD.

By	/s/ Kevin Daniels
Name: Kevin Daniels
Title: Treasurer

CORE LABORATORIES SALES B.V.

By	/s/ Jacobus Schouten
Name: Jacobus Schouten
Title: Managing Director B

CORE LABORATORIES INTERNATIONAL B.V.

By	/s/ Jacobus Schouten
Name: Jacobus Schouten
Title: Managing Director

CORE LABORATORIES HUNGARY KFT

By	/s/ Kevin Daniels
Name: Kevin Daniels
Title: Managing Director

[Signature Page to Amendment No. 2 to 2020 NPA and Assumption Agreement]

EXECUTED AND DELIVERED AS A DEED BY:

CORE LABORATORIES (U.K.) LIMITED, a company organized under the laws of England and Wales

ACTING BY:

By:	/s/ Jacqueline Watson
Name: Jacqueline Watson
Title: Director

Address:	C/O TMF Group
8th Floor 20 Farringdon Street
London, United Kingdom
EC4A 4AB

Telephone:	44 1224-421000

AND:

By:	/s/ Ewan Thomson
Name: Ewan Thomson
Title: Director

Address:	C/O TMF Group
8th Floor 20 Farringdon Street
London, United Kingdom
EC4A 4AB

Telephone:	44 1224-421000

IN THE PRESENCE OF:

By:	/s/ Brenda Cumming

Name:	Brenda Cumming
Address:	Kalina
Oldmeldrum
Inverurie
AB51 OEA
Occupation:	Admin Team Lead

[Signature Page to Amendment No. 2 to 2020 NPA and Assumption Agreement]

NOTEHOLDERS

The foregoing agreement is hereby accepted and agreed as of the date first above written:

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Amy Carroll
Name: Amy Carroll
Title: Managing Director

We acknowledge that we hold $11,000,000 of the 4.09% Senior Notes Series A due January 12, 2026.

We acknowledge that we hold $5,000,000 of the 4.38% Senior Notes Series B due January 12, 2028.

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA

By: Voya Investment Management Co. LLC, as Agent

By:	/s/ Joshua A Winchester
Name: Joshua A Winchester
Title: Senior Vice President

We acknowledge that we hold $11,000,000 of the 4.09% Senior Notes Series A due January 12, 2026.

We acknowledge that we hold $5,000,000 of the 4.38% Senior Notes Series B due January 12, 2028.

MODERN WOODMEN OF AMERICA

By:	/s/ Aaron R. Birkland
Name: Aaron R. Birkland
Title: Portfolio Manager, Private Placements

By:	/s/ Christopher M. Cramer
Name: Christopher M. Cramer
Title: Manager, Fixed Income

We acknowledge that we hold $3,000,000 of the 4.09% Senior Notes Series A due January 12, 2026.

We acknowledge that we hold $5,000,000 of the 4.38% Senior Notes Series B due January 12, 2028.

[Signature Page to Amendment No. 2 to 2020 NPA and Assumption Agreement]

EXHIBIT A

Consent and Amendment No. 1 to Credit Agreement

EXHIBIT A

(to Amendment No. 2 to Note Purchase Agreement and Assumption Agreement)

EXHIBIT B

2011 Note Purchase Agreement, as amended

EXHIBIT B

(to Amendment No. 2 to Note Purchase Agreement and Assumption Agreement)

EXHIBIT C

SCHEDULE 3 TO PLEDGE AND SECURITY AGREEMENT

INTERCOMPANY NOTES AND TANGIBLE CHATTEL PAPER

INTERCOMPANY NOTES

	Lender	Borrower	Effective Date	Maturity Date (if any)	Principal Amount of Note	Interest Rate	Governing Law
1	Core Laboratories (U.S.) Interests Holdings, Inc.	Core Laboratories Holdings LLC	04/14/23	06/30/29	$258,698,371	0.00%	Texas
2	Core Laboratories (U.S.) Interests Holdings, Inc.	Core Laboratories LLC	04/14/23	06/30/29	$2,613,115	0.00%	Texas
3	Core Laboratories Holdings LLC	Core Laboratories LP	04/14/23	06/30/29	$269,280,000	0.00%	Texas
4	Core Laboratories Holdings LLC	Owen Oil Tools LP	04/14/23	06/30/29	$59,400,000	0.00%	Texas
5	Core Laboratories LLC	Core Laboratories LP	04/14/23	06/30/29	$2,720,000	0.00%	Texas
6	Core Laboratories LLC	Owen Oil Tools LP	04/14/23	06/30/29	$600,000	0.00%	Texas
7	Core Laboratories International B.V.	Core Laboratories (France) Holdings SARL	11/18/22	06/18/25	$9,438,783.25	3 month SOFR + spread based on Exhibit I therein	Texas
8	Core Laboratories N.V.	Core Laboratories Interests One Limited	11/18/22	12/31/24	$47,198,237	6% per annum	Texas

LETTER OF CREDIT RIGHTS

None.

CHATTEL PAPER

None.

EXHIBIT C

(to Amendment No. 2 to Note Purchase Agreement and Assumption Agreement)